Exhibit 3.8

THIS WARRANT AND ANY SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

ULTITEK, LTD.
WARRANT AGREEMENT

VOID AFTER 5:00 P.M. NEW YORK TIME, February 14, 2013

Issue Date: February 14, 2006

1.   Basic Terms. This Warrant Agreement (the “Warrant”) certifies that, for value received, the registered holder specified below or its registered assigns (“Holder”), is the owner of a warrant of Ultitek, Ltd., a Nevada corporation having its principal place of business at 560 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 (the “Corporation”), subject to adjustments as provided herein, to purchase up to three million five hundred thousand (3,500,000) shares of the Common Stock, $0.0001 par value, of the Corporation (the “Common Stock”) from the Corporation at the price per share shown below (the “Exercise Price”).

Holder: Semyon Zlochevsky	Exercise Price: $0.02 (two cents)

Except as specifically provided otherwise, all references in this Warrant to the Exercise Price and the number of shares of Common Stock purchasable hereunder shall be to the Exercise Price and number of shares after any adjustments are made thereto pursuant to this Warrant.

2.   Corporation’s Representations/Covenants. The Corporation represents and covenants that the shares of Common Stock issuable upon the exercise of this Warrant shall at delivery be fully paid and non-assessable and free from taxes, liens, encumbrances and charges with respect to their purchase. The Corporation shall take any necessary actions to assure that the par value per share of the Common Stock is at all times equal to or less than the then current Exercise Price per share of Common Stock issuable pursuant to this Warrant. The Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of outstanding convertible securities, options and warrants of the Corporation, including this Warrant.

3.   Method of Exercise; Fractional Shares.

(a)   This Warrant is exercisable at the option of the Holder at any time by surrendering this Warrant, on any business day during the period (the “Exercise Period”) beginning the business day after the issue date of this Warrant specified above and ending at 5:00 p.m. (New York time) Seven (7) year(s) after the issue date. This Warrant may not be exercised for fewer than 5,000 shares per exercise, as adjusted to reflect stock dividends, stock splits, and other comparable changes. To exercise this Warrant, the Holder shall surrender this Warrant at the principal office of the Corporation or that of the duly authorized and acting transfer agent for its Common Stock, together with the executed exercise form (substantially in the form of that attached hereto) and together with payment for the Common Stock purchased under this Warrant. The principal office of the Corporation is located at the address specified on the signature page of this Warrant; provided, however, that the Corporation may change its principal office upon notice to the Holder. Payment shall be made by check payable to the order of the Corporation or by wire transfer. This Warrant is not exercisable with respect to a fraction of a share of Common Stock. In lieu of issuing a fraction of a share remaining after exercise of this Warrant as to all full shares covered by this Warrant, the Corporation shall either at its option (a) pay for the fractional share cash equal to the same fraction at the fair market price for such share; or (b) issue scrip for the fraction in the registered or bearer form which shall entitle the Holder to receive a certificate for a full share of Common Stock on surrender of scrip aggregating a full share.

(b)   Notwithstanding anything contained herein to the contrary, in no event shall Holder be permitted to exercise this Warrant in excess of such amount upon the exercise of which, (x) the number of shares of Common Stock beneficially owned (as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) by such Holder plus (y) the number of shares of Common Stock issuable upon such exercise of this Warrant, would be equal to or exceed (z) 9.999% of the number of voting securities of the Company then issued and outstanding, including shares issuable on the exercise of this Warrant held by such Holder after application of this Section 3(b), to the extent that the limitation contained in this Section 3(b) applies. The determination of whether this Warrant is exercisable (in relation to other securities owned by a Holder), and the submission of this Warrant for exercise shall be deemed to be such Holder's determination of whether such Warrant is exercisable (in relation to other securities owned by a Holder), in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant at such time as such exercise will not violate the provisions of this paragraph. No exercise in violation of this paragraph but otherwise in accordance with this Warrant shall affect the status of the securities issued upon such exercise as validly issued, fully-paid and non-assessable.

4.   Protection Against Dilution. The number of shares of Common Stock purchasable under this Warrant, and the Exercise Price, shall be adjusted as set forth as follows. If at any time or from time to time after the date of this Warrant, the Corporation:

(i)	takes a record of the holders of its outstanding shares of Common Stock for the purposes of entitling them to receive a dividend payable in, or other distribution of, Common Stock; or

(ii)	subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

(iii)	combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then, and in each such case, the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction (A) the numerator of which is the total number of outstanding shares of Common Stock immediately prior to such event and (B) the denominator of which is the total number of outstanding shares of Common Stock immediately after such event.

Upon each adjustment in the Exercise Price under this Warrant such number of shares of Common Stock purchasable under this Warrant shall be adjusted by multiplying the number of shares of Common Stock by a fraction, the numerator of which is the Exercise Price immediately prior to such adjustment and the denominator of which is the Exercise Price in effect upon such adjustment.

5.   Adjustment for Reorganization, Consolidation, Merger, Etc.

(a)   During the Exercise Period, the Corporation shall, prior to consummation of a consolidation with or merger into another corporation, or conveyance of all or substantially all of its assets to any other corporation or corporations, whether affiliated or unaffiliated (any such corporation being included within the meaning of the term “successor corporation”), or agreement to so consolidate, merge or convey assets, require the successor corporation to assume, by written instrument delivered to the Holder, the obligation to issue and deliver to such Holder such shares of stock, securities or property as, in accordance with the provisions of paragraph 5(b), the Holder shall be entitled to purchase or receive.

(b)   In the case of any capital reorganization or reclassification of the Common Stock of the Corporation (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) during the Exercise Period or in case, during the Exercise Period, the Corporation (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all its assets to another corporation, the Holder, upon exercise, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the Common Stock of the Corporation (or such other corporation), the proportionate share of all stock, securities or other property issued, paid or delivered for or on all of the Common Stock of the Corporation (or such other corporation) as is allocable to the shares of Common Stock then called for by this Warrant as if the Holder had exercised the Warrant immediately prior thereto, all subject to further adjustment as provided in paragraph 4 of this Warrant.

6.   Notice of Adjustment. On the happening of an event requiring an adjustment of the Exercise Price or the shares purchasable under this Warrant, the Corporation shall immediately give written notice to the Holder stating the adjusted Exercise Price and the adjusted number and kind of securities or other property purchasable under this Warrant resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

7.   Dissolution, Liquidation. In case of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (other than in connection with a reorganization, consolidation, merger, or other transaction covered by paragraph 5 above) is at any time proposed; the Corporation shall give at least thirty days prior written notice to the Holder. Such notice shall contain: (a) the date on which the transaction is to take place; (b) the record date (which shall be at least thirty (30) days after the giving of the notice) as of which holders of Common Stock will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction, (d) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (d) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights under this Warrant shall terminate.

8.   Rights of Holder. The Corporation shall deliver to the Holder all notices and other information provided to its holders of shares of Common Stock or other securities which may be issuable hereunder concurrently with the delivery of such information to the holders. This Warrant does not entitle the Holder to any voting rights or, except for the foregoing notice provisions, any other rights as a shareholder of the Corporation. No dividends are payable or will accrue on this Warrant or the shares of Common Stock purchasable under this Warrant until, and except to the extent that, this Warrant is exercised. Upon the surrender of this Warrant and payment of the Exercise Price as provided above, the person or entity entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on the date of the surrender of this Warrant for exercise as provided above. Upon the exercise of this Warrant, the Holder shall have all of the rights of a shareholder in the Corporation.

9.   Exchange for Other Denominations. This Warrant is exchangeable, on its surrender by the Holder to the Corporation, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the balance of the number of shares purchasable under this Warrant in denominations and subject to restrictions on transfer contained herein, in the names designated by the Holder at the time of surrender.

10.   Substitution. Upon receipt by the Corporation of evidence satisfactory (in the exercise of reasonable discretion) to it of the ownership of and the loss, theft or destruction or mutilation of the Warrant, and (in the case or loss, theft or destruction) of indemnity satisfactory (in the exercise of reasonable discretion) to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Corporation will issue and deliver, in lieu thereof, a new Warrant of like tenor.

11.   Restrictions on Transfer; Registration Rights. Neither this Warrant nor the shares of Common Stock issuable on exercise of this Warrant have been registered under the Securities Act or any other securities laws (the “Acts”). Neither this Warrant nor the shares of Common Stock purchasable hereunder may be sold, transferred, pledged or hypothecated in the absence of (a) an effective registration statement for this Warrant or Common Stock purchasable hereunder, as applicable, under the Acts, or (b) an opinion of counsel reasonably satisfactory to the Corporation that registration is not required under such Acts. If the Holder seeks an opinion as to transfer without registration from Holder’s counsel, the Corporation shall provide such factual information to Holder’s counsel as Holder’s counsel reasonably requests for the purpose of rendering such opinion. Each certificate evidencing shares of Common Stock purchased hereunder will bear a legend describing the restrictions on transfer contained in this paragraph unless, in the opinion of counsel reasonably acceptable to the Corporation, the shares need no longer to be subject to the transfer restrictions.

12.   Transfer. Except as otherwise provided in this Warrant, this Warrant is transferable only on the books of the Corporation by the Holder in person or by attorney, on surrender of this Warrant, properly endorsed.

13.   Recognition of Holder. Prior to due presentment for registration of transfer of this Warrant, the Corporation shall treat the Holder as the person exclusively entitled to receive notices and otherwise to exercise rights under this Warrant. All notices required or permitted to be given to the Holder shall be in writing and shall be given by first class mail, postage prepaid, addressed to the Holder at the address of the Holder appearing in the records of the Corporation.

14.   Payment of Taxes. The Corporation shall pay all taxes and other governmental charges, other than applicable income taxes, that may be imposed with respect to the issuance of shares of Common Stock pursuant to the exercise of this Warrant.

15.   Headings. The headings in this Warrant are for purposes of convenience in reference only, shall not be deemed to constitute a part of this Warrant and shall not affect the meaning or construction of any of the provisions of this Warrant.

16.   Miscellaneous. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the Corporation and the Holder. This Warrant shall inure to the benefit of and shall be binding upon the successors and assigns of the Corporation. Under no circumstances may this Warrant be assigned by the Holder.

17.   Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to its principles governing conflicts of law.

ULTITEK, LTD.

By:  /s/ Roman Price
Roman Price
President

ULTITEK, LTD.
Form of Transfer

(To be executed by the Holder to transfer the Warrant)

For value received the undersigned registered holder of the attached Warrant hereby sells, assigns, and transfers the Warrant to the Assignee(s) named below:

Names of Assignee	Address	Taxpayer ID No.	Number of shares subject to transferred Warrant

The undersigned registered holder further irrevocably appoints ____________________________________________________ attorney (with full power of substitution) to transfer this Warrant as aforesaid on the books of the Corporation.

Date:______________________________  ___________________________________
Signature

ULTITEK, LTD.
Exercise Form

(To be executed by the Holder to purchase
Common Stock pursuant to the Warrant)

The undersigned holder of the attached Warrant hereby: (1) irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase ____________________ shares of Common Stock of Ultitek, Ltd., a Nevada corporation, and encloses a check or has wired payment of $________________ therefore; (2) requests that a certificate for the shares be issued in the name of the undersigned; and (3) if such number of shares is not all of the shares purchasable under this Warrant, that a new Warrant of like tenor for the balance of the remaining shares purchasable under this Warrant be issued.

Date: _____________, 200____     ___________________
 Signature

ULTITEK, LTD.
Exercise Form

(To be executed by the Holder to purchase
Common Stock pursuant to the Warrant)

The undersigned holder of the attached Warrant hereby: (1) irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase, ____________________ shares of Common Stock of Ultitek, Ltd., a Nevada corporation, and encloses a check or has wired payment of $_____________ therefore; (2) requests that a certificate for the shares be issued in the name of the undersigned; and (3) if such number of shares is not all of the shares purchasable under this Warrant, that a new Warrant of like tenor for the balance of the remaining shares purchasable under this Warrant be issued.

Date: _____________, 200___     _______________
                  Signature